UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2016

TOWERSTREAM CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane, Middletown, RI 02842

(Address of principal executive offices, including zip code)

(401) 848-5848

 (Registrant's telephone number, including area code)

Copies to:

Harvey Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 22, 2016, Towerstream Corporation (the “Company”) amended and restated its Series D Convertible Preferred Stock to, among other things, effect a 1-for-5.5 forward split of the outstanding 622 shares of Series D Convertible Preferred Stock and increase the number of designated shares to 4,421 from 1,000. On such date, the Company also sold 1,000 shares (on a post split basis) of Series D Convertible Preferred Stock to an existing investor for an aggregate purchase price of $1,000,000 and entered into an exchange agreement with the investor pursuant to which five year warrants originally issued on November 9, 2016 to purchase 4,000,000 shares of common stock at an exercise price of $1.15 per share were exchanged for 2,000,000 shares of newly designated Series E Convertible Preferred Stock. In connection with the foregoing transactions, the Company has agreed to register for resale 150% of the shares of common stock underlying the Series D Convertible Preferred Stock and 100% of the shares of common stock underlying the Series E Convertible Preferred Stock and to seek shareholder approval for a reverse split within a range of 1:2 to 1:20 to be determined by the board of directors in its sole discretion. The investor's right to approve future financings shall expire when it owns less than 1,000 shares of Series D Convertible Preferred Stock, inclusive of shares previously issued to it on November 9, 2016.

 Item 3.02.  Unregistered Sales of Equity Securities.

 The 1,000 shares of Series D Convertible Preferred Stock, the 2,000,000 shares of Series E Convertible Preferred Stock and the shares of common stock underlying such shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered and sold only to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D of the Securities Act. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 3.02.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed with the Secretary of State of the State of Delaware an amended and restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”) on November 22, 2016. Pursuant to the Series D Certificate of Designations, the Company effectuated a forward split of its 622 issued and outstanding shares of Series D Convertible Preferred Stock on a 1-for-5.5 ratio and designated 4,421 shares of its blank check preferred stock as Series D Convertible Preferred Stock. The shares of Series D Convertible Preferred Stock are convertible into common stock based on a conversion calculation per share equal to the quotient of the stated value of such Series D Convertible Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series D Convertible Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series D Convertible Preferred Stock is equal to $1,000 and the initial conversion price is equal to 75% of the closing price of the common stock on the prior trading day, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. At no time shall the conversion price be lower than the equivalent of $0.40 per share of common stock. If the common stock is delisted from the Nasdaq Capital Market and the Company issues securities at a price per share of common stock lower than the then conversion price of the Series D Convertible Preferred Stock (such lower price, the “Base Conversion Price”), the conversion price of the outstanding shares of Series D Convertible Preferred Stock shall be lowered to match the Base Conversion Price.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Convertible Preferred Stock will be entitled to a per share preferential payment equal to 200% of the stated value of such Series D Convertible Preferred Stock, plus all accrued and unpaid dividends, if any. All shares our capital stock will be junior in rank to Series D Convertible Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The holders of Series D Convertible Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series D Convertible Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock. In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series D Convertible Preferred Stock then held.

We are prohibited from effecting a conversion of the Series D Convertible Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series D Convertible Preferred Stock, which beneficial ownership limitation may be decreased by the holder at its option. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series D Convertible Preferred Stock, but not in excess of the beneficial ownership limitations. For so long as the Company is listed on The Nasdaq Capital Market, the Company is also prohibited from issuing conversion shares if such issuance would violate applicable shareholder approval rules. The foregoing description of the Series D Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Series D Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

The Company filed with the Secretary of State of the State of Delaware an amended and restated Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designations”) on November 22, 2016. Pursuant to the Series E Certificate of Designations, the Company designated 2,000,000 shares of its blank check preferred stock as Series E Convertible Preferred Stock. Each share of Series E Convertible Preferred Stock has a liquidation value of $0.001 and is convertible into one share of common stock, subject to adjustments for stock dividends, stock splits and similar corporate actions. We are prohibited from effecting a conversion of the Series E Convertible Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series E Convertible Preferred Stock, which beneficial ownership limitation may be decreased by the holder at its option. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series E Convertible Preferred Stock, but not in excess of the beneficial ownership limitations. For so long as the Company is listed on The Nasdaq Capital Market, the Company is also prohibited from issuing conversion shares if such issuance would violate applicable shareholder approval rules. The foregoing description of the Series E Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Series E Certificate of Designations, a copy of which is filed as Exhibit 3.2 to this report and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

3.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 22, 2016

TOWERSTREAM CORPORATION

By:	/s/ Philip Urso
Name:	Philip Urso
Title:	Interim Chief Executive Officer